CONSENT OF INDEPENDENT ACCOUNTANTS



          We consent to the incorporation by reference in the Prospectus, dated April 8, 1998, with respect to the Texas Utilities Company Offer to Exchange any or all of its 6.20% Series A Senior Notes due 2002 for 6.20% Series A Exchange Senior Notes due 2002 and 6.375% Series B Senior Notes due 2004 for 6.375% Series B Exchange Senior Notes due 2004, of our report dated February 3, 1998, on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts" in such Prospectus.


                                             /s/ Coopers & Lybrand L.L.P.

                                             Coopers & Lybrand L.L.P.



          New York, New York
          April 8, 1998